PRICING SUPPLEMENT NO. 112                                      Rule 424(b)(3)
DATED: January 14, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$15,000,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
January 15, 1998              [_]                        [_]


Maturity Date:
January 15, 1999

Option to Extend Maturity:            No  [x]

                                      Yes [_]   Final Maturity Date:


                                           Optional         Optional
                        Redemption         Repayment        Repayment
Redeemable On           Price(s)           Date(s)          Price(s)
-------------           ----------         ----------       ---------

N/A                     N/A                N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%
-------------------------------

*        On the 15th of each month.

**       On the 15th of each month commencing on February 15, 1998.

***      5.58938%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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